Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-108149 and 333-185886 of WPP Group plc on Form S-8 of our report dated June 20, 2014 appearing in this Annual Report on Form 11-K of Hill and Knowlton Retirement and 401k Savings Plan for the year ended December 31, 2013.

/s/ Bencivenga Ward & Company, CPA’s, P.C.

Valhalla, New York

June 20, 2014